Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of BM Technologies, Inc. (the “Registrant”) on Form 10-K for the annual period ended December 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Rajinder Singh, Co-Chief Executive Officer, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 31, 2023	By:	/s/ Rajinder Singh
	Name:	Rajinder Singh
	Title:	Co-Chief Executive Officer
(Principal Executive Officer)

This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the United States Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.